UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement

On December 3, 2024, Consolidated Edison, Inc. (“Con Edison”) entered into a forward sale agreement (the “Forward Sale Agreement”) with JPMorgan Chase Bank, National Association (the “Forward Purchaser”) relating to 7,000,000 of Con Edison’s Common Shares ($0.10 par value) (the “Common Shares”). In connection with the execution of the Forward Sale Agreement and at our request, an affiliate of the Forward Purchaser is borrowing from third parties and selling Common Shares pursuant to the underwriting agreement relating to the Common Shares described in Item 8.01, below.

Con Edison expects the Forward Sale Agreement to settle by December 31, 2025; however, the Forward Sale Agreement may be settled earlier in whole or in part at Con Edison’s option, subject to the satisfaction of certain conditions. In addition, the Forward Purchaser may accelerate the Forward Sale Agreement upon the occurrence of certain events. On a settlement date, if Con Edison decides to physically settle the Forward Sale Agreement, Con Edison will issue Common Shares to the Forward Purchaser under the Forward Sale Agreement at the then-applicable forward price. The forward price initially is equal to $96.66 per share. The Forward Sale Agreement provides that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates by amounts related to expected dividends on the Common Shares during the term of the Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward price.

The Forward Sale Agreement will be physically settled, unless Con Edison elects cash settlement or net share settlement under the Forward Sale Agreement (which it has the right to do, subject to certain conditions, other than in the limited circumstances described below and set forth in the Forward Sale Agreement). In the event Con Edison elects to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the market value of the Common Shares during the unwind period under the Forward Sale Agreement minus (b) the applicable adjusted forward price; multiplied by (2) the number of Common Shares underlying the Forward Sale Agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the Forward Purchaser will pay Con Edison the absolute value of that amount or deliver to Con Edison a number of Common Shares having a value equal to the absolute value of such amount. If this settlement amount is a positive number, Con Edison will pay the Forward Purchaser that amount or deliver to the Forward Purchaser a number of Common Shares having a value equal to such amount.

The Forward Purchaser will have the right to accelerate the Forward Sale Agreement (with respect to all or any portion of the transaction under the Forward Sale Agreement that the Forward Purchaser determines is affected by such event) and require Con Edison to settle on a date specified by the Forward Purchaser if: (1) the Forward Purchaser determines it is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) a number of Common Shares equal to the number of Common Shares underlying the Forward Sale Agreement at a rate that is equal to or less than the borrow cost specified in the Forward Sale Agreement; (2) the Forward Purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in the Forward Sale Agreement) with respect to certain ownership restrictions and related filing requirements under the federal securities laws, the New York business corporation law or certain other laws and regulations, as applicable; (3) Con Edison declares or pays certain dividends or distributions on the Common Shares with a cash value in excess of a specified amount, an ex-dividend date that occurs earlier than a specified date or certain non-cash dividends; (4) there occurs the announcement of any event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the Forward Sale Agreement); or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by Con Edison in connection with entering into the Forward Sale Agreement or a market disruption event during a specified period that lasts for more than eight consecutive scheduled trading days (in each case, as determined pursuant to the terms of the Forward Sale Agreement). The Forward Purchaser’s decision to exercise its right to accelerate the settlement of the Forward Sale Agreement will be made irrespective of Con Edison’s interests, including Con Edison’s need for capital. In such cases, Con Edison could be required to issue and deliver Common Shares under the physical settlement provisions, which would result in dilution to Con Edison’s earnings per share and return on equity. In addition, upon certain events of bankruptcy or insolvency relating to Con Edison, the Forward Sale Agreement will terminate. Following any such termination, Con Edison may not issue any Common Shares and it would not receive any proceeds pursuant to the Forward Sale Agreement.

The description of the Forward Sale Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Forward Sale Agreement, which is filed as an exhibit hereto.

ITEM 8.01.	Other Events

On December 3, 2024, Con Edison entered into an underwriting agreement with J.P. Morgan Securities LLC, acting in its capacity as the underwriter, and J.P. Morgan Securities LLC, acting in its capacity as the forward seller, and the Forward Purchaser for the sale of 7,000,000 Common Shares. The Common Shares were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-264049, effective April 1, 2022).

The information in this report includes forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports Con Edison has filed with the Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 1	Underwriting agreement relating to the Common Shares

Exhibit 5	Opinion of Deneen Donnley, Esq., Senior Vice President and General Counsel of Con Edison, relating to the Common Shares

Exhibit 10	Forward Sale Agreement relating to the Common Shares

Exhibit 23	Consent of Deneen Donnley, Esq., Senior Vice President and General Counsel of Con Edison (included in Exhibit 5)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: December 5, 2024